-------------------------------------------------------------------------------
                            BUILD TO SUIT LEASE AGREEMENT
                         -----------------------------------

                                    BY AND BETWEEN


                                PIZZUTI EQUITIES INC.


                                    ("LANDLORD")


                                        AND


                          VALLEY RECORD DISTRIBUTORS, INC.


                                     ("TENANT")

-------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

                            BUILD TO SUIT LEASE AGREEMENT

      THIS BUILD TO SUIT LEASE AGREEMENT ("Lease") is dated as of October 1st, 1997 for reference purposes only and is made and entered into by and between PIZZUTI EQUITIES INC. ("Landlord") and VALLEY RECORD DISTRIBUTORS, INC., a California corporation ("Tenant").

1. RECITALS. This Lease is entered into on the basis of the following facts, intentions and understandings of the parties:

      1.1. Landlord is a real estate developer with experience and expertise in the development of land and the construction of industrial and commercial buildings of the type hereafter described as the "Premises."

      1.2. Tenant is in the business of distributing compact disks, videos and other media products.

      1.3. Tenant desires to lease, with an option to purchase, a warehouse and distribution facility with associated office space to be constructed in the Jefferson Riverport International Industrial Park at Louisville, Kentucky (the "Park"). The facility will be comprised of approximately 331,088 usable square feet of space, situated on approximately
                16.8131 acres of land, and provide parking for approximately 300 automobiles.

      1.4. Tenant has heretofore entered into an Option Agreement and Contract for Sale dated August 12, 1997 ("Land Sale and Option Agreement") with the Riverport Authority ("Authority") pursuant to which Tenant agreed to purchase approximately 16.8131 acres of land and was granted an option to purchase an additional parcel of approximately 4.4578 acres (the "Land") within the Park.

      1.5. Tenant has heretofore prepared and distributed a Request for Proposal ("RFP") soliciting offers from qualified developers to purchase a portion of the Land, to construct hereon to Tenant's specifications a building of the nature described in Section
                1.3 above, to lease the building to Tenant with an option to purchase the same, and to provide a means for future expansion should such expansion be required by Tenant. This Lease supersedes all provisions of the RFP.

      1.6. From among the developers responding to the RFP, Tenant has selected Landlord's proposal as set forth in Exhibit A.

                                                                    CONFIDENTIAL

      1.7. Landlord and Tenant now desire, and intend hereby, to set forth the terms by which Landlord will construct a building on a portion of the Land to Tenant's specifications, lease the Land and building to Tenant with an option to purchase the same, and provide for Tenant's possible future expansion into an additional building to be constructed by Landlord.

2.    PREMISES.

      2.1. ASSIGNMENT OF CONTRACT. Not later than ten (10) days after the date on which both Landlord and Tenant have executed this Lease, Tenant shall assign to Landlord, by an instrument in writing mutually agreeable to Landlord and Tenant, all of Tenant's rights and obligations in the Land Sale and Option Agreement and Landlord shall accept such assignment and assume and agree to hold Tenant free and harmless from all obligations and liabilities arising under or pursuant to such Agreement. Concurrent with such assignment and acceptance, Landlord shall reimburse Tenant for all deposits made and other sums expended by Tenant in connection with the Land Sale and Option Agreement as detailed in an itemized accounting thereof to be prepared by Tenant and delivered to Landlord at the time of such assignment.

      2.2. PURCHASE OF INITIAL PARCEL. No later than ten (10) days after assignment of the Land Sale and Option Agreement, Landlord shall, at Landlord's sole cost and expense, either (a) purchase, pursuant to the terms and conditions of said agreement, fee title to approximately 16.8 acres of the Land ("Initial Parcel") or (b) execute an agreement with the landowner for immediate commencement of preliminary clearing and site grading. At the closing of Landlord's purchase of the Initial Parcel, Landlord shall cause to be recorded in the official records of the county where the Land is situated a Memorandum of Lease in the form of Exhibit B hereto and a Memorandum of Option in the form of Exhibit C hereto which Memoranda shall for purposes of title priority constitute encumbrances on the Initial Parcel which are senior to all other liens or encumbrances except those which are specifically approved in writing by Tenant. Not later than ten (10) days after the closing of Landlord's purchase of the Initial Parcel, Landlord shall provide Tenant, at Landlord's expense, with a copy of the recorded deed by which Landlord has taken title to the Initial Parcel, certified copies of the recorded Memoranda and evidences of title, to Tenant's reasonable satisfaction, showing fee title vested in Landlord and the encumbrances of the Memoranda with priority of title as above stated. In connection with its purchase of the Initial Parcel, Landlord shall conduct such tests and inspections of the Land and of all relevant matters pertaining to the development of the Land as contemplated by this Lease as would a prudent developer of similar properties and as are necessary to satisfy the terms and conditions of this Lease. Landlord shall provide Tenant, within five (5) working days after Landlord's initial receipt thereof, with copies of all reports

                                                                    CONFIDENTIAL

                and test results it obtains regarding the Land, including, but not limited to, soils reports, environmental assessment reports, and test results of soil or water samples taken from the Land. Landlord acknowledges and agrees that the foregoing items are provided to Tenant for Tenant's information only, that Tenant shall have no duty to act or inquire with respect to any matter disclosed or recommended by any such reports, and that Tenant's receipt of any such report shall not relieve Landlord of any duty to Tenant at law or under this or any other agreement between Landlord and Tenant or be the basis of any defense by Landlord against any claim by Tenant arising out of any alleged failure or breach by Landlord.

      2.3. CONTINUING OPTION. Until the earlier of (a) three (3) years after the commencement Date or (b) Landlord's receipt of a written notice from Tenant that Tenant irrevocably waives its rights hereunder to acquire the Additional Premises, Landlord shall keep in full force and effect, and do all things required of Landlord to maintain as operative, the Land Sale and Option Agreement as it pertains to the remaining 4.5 acres of Land ("Second Parcel") on which the Additional Premises will be constructed if Tenant shall exercise its option to expand as
                provided in this Lease.   Tenant shall reimburse Landlord for
                any money expended to keep the option in effect.

      2.4. CONSTRUCTION OF PREMISES. From and after the closing of Landlord's purchase of the Initial Parcel, Landlord shall, at Landlord sole cost and expense, commence and diligently pursue to completion development and construction of the Premises as provided in Exhibit D and other provisions of this Lease.

3.    LEASE TERM.

      3.1.      INITIAL TERM.  The term of this Lease ("Term") shall be ten
                (10) years commencing on the Commencement Date.

      3.2. COMMENCEMENT DATE. The Commencement Date shall be the earlier of (a) the first day of the first calendar month following the calendar month in which construction of the Tenant Improvements has been substantially completed or (b) seventy-five (75) days after delivery of a water-tight building as described in Exhibit D. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute, acknowledge, and record a Commencement Date Memorandum in the form of Exhibit E hereto, setting forth therein the actual Commencement Date of this Lease.

      3.3. DELAY. If the Commencement Date has not occurred by August 15, 1998, Tenant may, at anytime thereafter, upon written notice to Landlord, ("Termination Notice") terminate this Lease whereupon neither party shall have any rights or obligations hereunder except for those which by the express terms of this Lease survive such termination. If Tenant does not deliver a Termination Notice, this Lease shall remain in full force and effect.

                                                                    CONFIDENTIAL

      3.4. OPTIONS TO EXTEND. Tenant may extend the Term of this Lease upon the following terms and conditions:

                3.4.1. Provided that Tenant is not then in default of any material term of this Lease, Tenant may, at any time prior to the last day of the one hundred fourteenth (114th) month of the Lease Term, by written notice to Landlord, extend the Term of this Lease for an additional period of five (5) years commencing at the end of the Term provided in
                          Section 3.1 above ("First Extension Term").

                3.4.2. Provided that Tenant has exercised its option for the First Extension Term and is not then in default of any material term of this Lease, Tenant may, at any time after commencement of the First Extension Term and prior to the last day of the fifty-fourth
                          (54th) month of the First Extension Term, by written notice to Landlord, extend the Term of this Lease for an additional period of five (5) years commencing at the end of the First Extension Term provided in Section 3.4.1 above ("Second Extension Term").

                3.4.3. Provided that Tenant has exercised its options for the First Extension Term and the Second Extension Term and is not then in default of any material term of this Lease, Tenant may, at any time after commencement of the Second Extension Term and prior to the last day of the fifty-fourth (54th) month of the Second Extension Term, by written notice to Landlord, extend the Term of this Lease for an additional period of five (5) years commencing at the end of the Second Extension Term provided in
                          Section 3.4.2 above ("Third Extension Term").

                3.4.4. In the event that Tenant exercises any of its options to extend the Term of this Lease, as hereinabove provided, the word "Term" as used in this Lease shall, as applicable, include the First Extended Term, Second Extended Term, and Third Extended Term.

4.    RENT.

      MONTHLY RENT. Tenant shall pay to Landlord, at Landlord's address for notices set forth in Section 24 hereof, in lawful money of the United States, for each calendar month of the Term, Monthly Rent in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand, except as otherwise provided for herein. Any payment of rent received more than twenty (20) days past its due date shall be assessed a late payment penalty of three (3) percent. Monthly rent for the Initial Term shall be as follows:

                                                                    CONFIDENTIAL


            LEASE MONTH             MONTHLY RENT AMOUNT

           -------------            -------------------
               1-60                      $71,735.73

               61-120                    $78,357.50


     Monthly Rent during the Extended Terms, if any, shall be as provided below.

     4.1.1. MONTHLY RENT - FIRST EXTENDED TERM. Monthly Rent payable during each month of the First Extended Term, if applicable, shall be no greater than 115% of the Monthly Rent in effect during the last year of the initial lease term.

     4.1.2. MONTHLY RENT - SECOND EXTENDED TERM. Monthly Rent payable during each month of the Second Extended Term, if applicable, shall be no greater than 115% of the Monthly Rent in effect during the last year of the First Extended Term.

     4.1.3. MONTHLY RENT - THIRD EXTENDED TERM. Monthly Rent payable during each month of the Third Extended Term, if applicable, shall be no greater than 115% of the Monthly Rent in effect during the last year of the Second Extended Term.

5. CHANGE ORDERS. Any change orders must be agreed to in writing by both Landlord and Tenant in order to be effective. Any change to the land or construction costs in connection with any such change orders shall be multiplied by a factor of 0.12 to calculate the change in annual rent. All costs associated with change orders will be identified to Tenant on an open book basis.

6. SECURITY DEPOSIT. On the Commencement Date, Tenant shall deposit with Landlord an amount equal to half the Monthly Rent payable for the first month of the Term as a Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provisions of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any Rent or other sum in default, the repair of any damage to the Premises, the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Landlord's obligations with respect to the Security Deposit are those of a trustee and not a debtor and Tenant shall be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit and all interest earned thereon shall be returned to Tenant within twenty-one (21) days of termination of the Lease.

7.   CONSTRUCTION AND DELIVERY OF IMPROVEMENTS.   Upon the occurrence of any
Delay Event, the targeted date for the substantial completion of the construction of the Improvements will be extended by a number of days equal to the number of days of the actual delay caused by the occurrence of such Delay Event. For the purposes of this Lease, the Improvements will be deemed "substantially completed" on the earlier of: (a) the date on

                                                                    CONFIDENTIAL

which Tenant occupies the Building for the conduct of all aspects of its business operation; or (b) the date on which a temporary or permanent certificate of occupancy for the improvements is issued by the appropriate governmental authority, which certificate of occupancy will permit Tenant to operate its business in the normal course. Landlord shall construct the improvements and deliver possession of the Premises no later than May 1, 1998, subject only to delays caused by events which are beyond its control ("Delay Events"). Such Delay Events are agreed to be limited to the following: (a) Tenant's failure to respond to the drawings, plans, and specifications submitted for its review and approval within a five day period; (b) Tenant's change orders, but only to the minimum extent absolutely necessary; (c) any governmental authority's refusal to issue the requisite approvals for the Improvements, which refusal is directly and solely attributable to Tenant's failure to complete any improvements or installations to the interior of the premises, which are to be undertaken as Tenant's sole responsibility and expense; (d) acts of God, such as major natural disasters; (e) failure by the Authority to complete the various infrastructure improvements by the times indicated in the Land Sale and Option Agreement; provided however, that if Landlord uses a delay in infrastructure improvements as a Delay Event, Landlord will pass any and all liquidated damages received from the Authority through to Tenant; and (f) seriously adverse weather conditions, but only to the minimum extent that such seriously adverse weather-related Delay Events actually affect the schedule. Any Delay Event resulting from seriously adverse weather under sub-paragraph (f) above is limited to a total of 30 days. All Delay Events shall be considered concurrent (not cumulative or consecutive), unless in the totality of circumstances, any individual Delay Event shall be considered to have an individually adverse affect on the critical path schedule.

     7.1. LIQUIDATED DAMAGES. Landlord will use its best efforts to proceed with the construction of the Improvements, so as to facilitate the achievement of Tenant's operational objectives as set forth in Exhibit
          D. If, for any reason other than the occurrence of a Delay Event, Landlord fails to meet the required level of construction for each operational objective set forth in Exhibit D, then Landlord shall pay to Tenant as liquidated damages and not as a penalty the sum of $5,000.00 for each and every day Landlord fails to meet the required level of construction or the operational objective is delayed by Landlord's failure. These liquidated damages are intended to reimburse Tenant for its lost opportunity costs resulting from such delay.

     7.2. EXPANSION OPTION. Landlord will construct the Improvements to facilitate the future construction of an additional 88,000 square feet of warehouse space (the "Expansion"), and will keep the adjacent land between the building and the western property line and Second Parcel free of any easements or construction to facilitate the construction of such expansion. Tenant shall have the option for the first three
          (3) years of the lease to require the Landlord to develop and construct the Expansion, which shall be built on substantially the same specifications and materials as the initial Improvements and which shall be integrated into the initial Improvements in an essentially seamless manner. The lease rate for the

                                                                    CONFIDENTIAL

          Expansion shall be calculated by multiplying Landlord's total project cost, including hard, soft and land costs (which shall be identified to Tenant on an open book basis) by a constant which is equal to the greater of 11% or 300 basis points over the corresponding like-term treasury rate for the remaining term of this Agreement.

     7.3. REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that the Premises are constructed entirely with new materials and in strict compliance with the Final Plans. Landlord further represents and warrants to Tenant that on the Commencement Date the Premises complies with all applicable covenants or restrictions of record, and with all applicable building codes, regulations, ordinances, laws and statutes in effect on the Commencement Date, including, without limitation, the Americans with Disabilities Act ("Legal Requirements"). In the event of non-compliance with said warranty, Landlord shall promptly and in all events within thirty (30) days after receipt of written notice from Tenant at any time during the Term setting forth with specificity the nature and extent of such non-compliance with this warranty, rectify same in a good and workmanlike manner and in compliance with all Legal Requirements at Landlord's sole cost and expense.

8.   USE OF THE PREMISES; HAZARDOUS MATERIALS.

     8.1. TENANT'S USE.  Tenant may use the Premises for any lawful purpose.

     8.2. COMPLIANCE. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, private covenant or restriction of record ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would unreasonably disturb the quiet enjoyment of any occupant of nearby property.
          Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the building, except in storage areas approved by Landlord.

8.3. HAZARDOUS MATERIALS.

     8.3.1. TENANT'S COMPLIANCE. From and after the Commencement Date, Tenant shall comply with all statutes, laws, ordinances, rules and regulations now or hereinafter promulgated by any federal, state, local or other governmental agency with respect to the use, generation, storage or

                                                                    CONFIDENTIAL

               disposal of Hazardous Materials (as hereinafter defined) on or about the Premises. Tenant (including Tenants employees, agents and contractors) shall not cause any Hazardous Materials, other than in compliance (which shall be at Tenant's sole cost and expense) with all applicable local, state and federal laws, codes, statutes, ordinances, regulations and permits now or hereafter in effect and using all necessary and appropriate precautions, to be used, generated, stored or disposed of on, under or about, or transported to or from the Premises ("Hazardous Materials Activities"). Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from any claims, costs and liabilities arising out of Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees on, under or about the Premises, whether during the Term or after the expiration thereof, and Landlord shall provide to Tenant reasonable access to the Premises following expiration of the Term to perform remedial work arising with respect to Tenant's use of Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" shall include, but not be limited to, any flammable, corrosive or ignitable materials, any explosives, petroleum or petroleum by-products, any radioactive materials, wastes or substances, or any toxic substances and other substances defined as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
               Section 9601, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ.; and/or in regulations, compliance and guideline documents promulgated pursuant to said laws and any similar federal, state or local law.

     8.3.2. LANDLORD'S REPRESENTATION AND INDEMNITY - HAZARDOUS MATERIALS. Landlord hereby represents for the benefit of Tenant that as of the Commencement Date there are no Hazardous Materials located on or beneath the Premises. Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant, and hold Tenant harmless from any claims, liabilities or costs (including reasonable attorneys' fees) arising out of any governmental, administrative, regulatory or private action or proceeding involving (1) any Hazardous Materials which are located on or under the Premises as of the Commencement Date and (2) any Hazardous Materials which are located on or under the Premises at any time during the Term and that were caused by the use, generation, disposal or storage of Hazardous Materials by Landlord (including its employees, agents and contractors) during the Term. The obligations of

                                                                    CONFIDENTIAL

               Landlord hereunder shall inure to the benefit of any assignee or sublessee of Tenant. This obligation shall survive expiration or termination of this Lease.

     8.3.3. PREMISES RENDERED UNTENANTABLE. If (1) all or any material portion of the Premises are rendered untenantable as a result of Hazardous Materials on, under or about the Premises, (2) the presence of the Hazardous Materials is not the result of Tenant's, its agents', employees', contractors', or invitees' Hazardous Materials Activities, and (3) all or a material portion of the Premises remain untenantable for more than five (5) consecutive business days, Tenant shall have the right to abate Rent for the portion or portions of the Premises so affected, and if the Premises or applicable portion thereof remain untenantable for more than thirty (30) consecutive days, Tenant shall have the right to terminate the Lease as to the affected portion, upon thirty (30) days' prior written notice to Landlord.

9. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

10.  ALTERATIONS.

     10.1. PERMITTED ALTERATIONS. After the Commencement Date, Tenant shall not make or permit any Major Alterations in, on or about the Premises, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make any:

     10.1.1.   Alterations to the structure or systems of the building;

     10.1.2.   Alterations to or penetrations of the roof of the building; or

     10.1.3.   Alterations that affect the exterior aesthetics of the building.

     The term "Alterations" as used herein means additions or improvements to the Premises which are not in a nature of ordinary maintenance or repair and do not constitute trade fixtures. The term "Major Alteration" means an Alteration the cost of which is in excess of $25,000.00.

     All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date and shall not diminish the value of the Premises. All Alterations made by Tenant shall be the property of Tenant. Landlord may, at its option, and provided that Landlord so notifies Tenant in writing at the time Landlord consents to such item, require that Tenant, at Tenant's expense, upon

                                                                    CONFIDENTIAL

the expiration or earlier termination of the Term, remove any Major Alteration installed by Tenant. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises after the Commencement Date.

     10.2.     NOTICE.  Tenant shall give Landlord written notice at least ten
               (10) days' prior to the commencement of such work of Tenant's intention to perform work on the Premises which might result in any claim of lien to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

11. SURRENDER OF THE PREMISES. Except as otherwise provided in this Lease, upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the date the Premises or any portion thereof were delivered to Tenant, normal wear and tear and fire or other casualty excepted. Tenant shall remove from the Premises all of Tenant's Major Alterations required to be removed pursuant to Section 9, and all of Tenant's personal property and repair any damage and perform any restoration work caused by such removal.

12.  REAL PROPERTY TAXES.

     12.1. PAYMENT BY TENANT. Tenant shall pay, as Additional Rent, all real property taxes and personal property taxes levied against the Premises and Tenant's personal property during the Term as they shall respectively become due and payable. Landlord agrees to forward to Tenant all notices and tax bills pertaining to real property taxes on the Premises upon receipt or at least sixty
               (60) days before the due dates. Tenant shall provide Landlord with satisfactory evidence that such taxes and assessments have been timely paid in full. Landlord's failure to timely deliver any notice or tax bill as prescribed in this Section shall not relieve Tenant of its obligation to pay all real property taxes called for herein but such failure shall relieve Tenant of any obligation to pay any late payment charges or interest attributable to that installment of real property taxes. Tenant may contest the amount or validity of any real property taxes by appropriate proceeding; provided that Tenant shall promptly pay such taxes unless such proceeding shall operate to prevent or stay the collection of the tax so contested. Landlord shall join in any such proceeding if any law shall so require, providing that Tenant shall indemnify Landlord against any liability, cost or expense in connection therewith, including attorneys' fees and costs.

     12.2. SEPARATE ALLOCATION. If any real property tax is levied against real property, including the Premises, in which Landlord has an interest and such tax is not separately allocated to Tenant's operations or to the Premises, then Landlord shall equitably apportion the real property taxes so assessed among all such real property, including the Premises, according to the measure used by the taxing authorities to levy the tax and shall disclose the basis of such determination to

                                                                    CONFIDENTIAL

               Tenant, provide Tenant with copies of all notices and tax bills relating to such tax, and permit Tenant a reasonable right to review Landlord's books and records relating to the basis of such allocation.

     12.3. PRORATION. Tenant's liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon, if any, shall be included within the computation of the annual real property taxes levied against the Premises.

     12.4. PAYMENT ON EXPIRATION OF TERM. If this Lease terminates on a date earlier than the end of a fiscal tax year, Landlord shall deliver to Tenant a statement setting forth the amount of real property taxes to be paid by Tenant, together with reasonable supporting evidence for the amount set forth therein, adjusted to the date of termination which shall be paid within fifteen (15) days of such receipt.

     12.5. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's personal property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

13. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pick up, janitorial service and all other utilities, materials, and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Except as otherwise provided herein, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct or negligence of Landlord. Notwithstanding the foregoing, if the interruption of utilities from any cause renders the Premises or any part thereof untenantable, Tenant shall be entitled to rent abatement for the portion of the Premises that is rendered untenantable.

14.  REPAIR AND MAINTENANCE.

     14.1.     BUILDING.

          14.1.1. LANDLORD'S OBLIGATIONS. Landlord shall at all times promptly and at its own expense repair any defects in materials or workmanship for the Improvements to be constructed by Landlord, as set forth in Exhibit A to this Agreement. Landlord shall also promptly and its own expense keep in good order, condition and repair the structural parts of the building, foundation, exterior and interior load-bearing walls, and roof of the

                                                                    CONFIDENTIAL

                    Premises, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant.

          14.1.2. TENANT'S OBLIGATIONS. Tenant shall at all times and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair the building and Premises and every part thereof which is not within Landlord's obligation pursuant to Section 13.1.1 above. Tenant shall have the benefit of all warranties and insurance available to Landlord regarding the portions and components of the Premises to which Tenant's repair obligation applies, including the outside areas described below.

     14.2. OUTSIDE AREAS. Tenant shall at all times and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair the outside areas and every part thereof. Tenant's repair and maintenance obligations shall include, without limitation, the landscaping (including such replacement thereof as may be necessary to maintain the landscaping in its condition as of the Commencement Date), sprinkler system, walkways, signs and site lighting, pest control and sweeping.

     14.3. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its own cost and expense, promptly and properly observe and comply with, including the making by Tenant of any Alteration to the Premises, all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation, state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of the building or the Premises or privileges appurtenant to or in connection with Tenant's enjoyment of the building or Premises. Notwithstanding the foregoing, to the extent any modification to the building or a building system or the common area is required because of an obligation to comply with existing or new laws, except to the extent same is required because of the actual physical use of the Premises by Tenant or its assigns or subtenants for the particular purpose requiring said modification and compliance, nothing set forth in this Lease shall require Tenant to make any modifications or additions to the building or building systems or the common area, as the case may be. In such event, Landlord shall promptly make the modification to effect such compliance in a good and workmanlike manner and in compliance with all legal requirements at Landlord's sole cost and expense.

     14.4. OPTION TO PURCHASE. Landlord hereby grants to Tenant the exclusive right, privilege and option to purchase the Premises in accordance with the following terms and conditions:

                     At delivery           $ 9,307,000
                     End of Year 5         $ 9,897,800

                                                                    CONFIDENTIAL

                     End of Year 10        $10,748,000

15. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby agrees to indemnify and hold Landlord harmless from all liability and cost, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond reasonably acceptable to Landlord within thirty
     (30) days after the earlier of Tenant's actual knowledge of the imposition of the lien or written request by Landlord, but in any event, before the foreclosure of the lien. If Tenant fails to so remove said lien within the prescribed period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon.

16. LANDLORD'S RIGHT TO ENTER THE PREMISES. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times with reasonable prior notice, to inspect the same, to post Notices of Nonresponsibility, to make necessary Alterations or repairs, and to discharge Landlord's obligations hereunder. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

17. SIGNS. Tenant shall have the right to place, construct and maintain in the interior and exterior of the Premises one or more signs advertising its business at the Premises, with Landlord's written consent, which consent shall not be unreasonably withheld or delayed. The size, design, color and other physical aspects of Tenant's signs shall be subject to any appropriate municipal or other governmental approvals. The cost of any sign, its installation, maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon.

18.  INSURANCE.

     18.1.     INDEMNIFICATION.

               18.1.1. TENANT'S OBLIGATION TO INDEMNIFY. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from the negligence or wrongful act of Tenant or its agents, employees, invitees or contractors or from any breach by Tenant of this Lease, provided that Tenant's obligations under this Subsection shall not apply to the extent such claims, demands, liabilities or expenses (a) arise out of or relate to

                                                                    CONFIDENTIAL

                         the negligence or wrongful act of Landlord, its agents, employees, invitees or contractors or the breach of this Lease by Landlord; or (b) relate to losses covered by casualty insurance. In the event any action or proceeding shall be brought against Landlord by reason of any such indemnified claim, Tenant shall defend the action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord. Landlord may participate in any such action or proceeding through counsel employed at its own expense.

               18.1.2. LANDLORD'S OBLIGATION TO INDEMNIFY. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from the negligence or wrongful act of Landlord, its agents, employees, invitees, or contractors or from any breach of this Lease by Landlord, provided that Landlord's obligations under this Subsection shall not apply to the extent such claims, demands, liabilities or expenses (a) arise out of or relate to the negligence or wrongful act of Tenant, its agents, employees, invitees or contractors or the breach of this Lease by Tenant; or (b) relate to losses covered by casualty insurance. In the event any action or proceeding shall be brought against Tenant by reason of any such indemnified claim, Landlord shall defend the action or proceeding at Landlord's expense by counsel reasonably satisfactory to Tenant. Tenant may participate in any such action or proceeding through counsel employed at its own expense.

               18.1.3. SURVIVAL. The provisions of this Subparagraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     18.2. TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers reasonably acceptable to Landlord which afford the following coverages:

               18.2.1.   Worker's compensation - statutory limits.

               18.2.2. Employer's liability - not less than One Million Dollars ($1,000,000).

               18.2.3. Comprehensive general liability insurance including blanket contractual liability broad form property damage, personal injury, completed operations, products liability, fire damage, and legal, in an amount not less than One Million Dollars ($1,000,000) combined single limit for both bodily injury and property damage naming Landlord as additional insureds.

               18.2.4. "All Risk" property insurance (including, without limitation, business interruption, vandalism, malicious mischief, inflation endorsement,

                                                                    CONFIDENTIAL

                         sprinkler leakage endorsement, and boiler and machinery coverage) on the Premises, including, without limitation, the building, tenant improvements, Tenant's personal property located on or in the Premises, and any Alterations constructed or installed on the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. The insurance shall name Landlord as named insured and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). As long as this Lease is in effect, the proceeds of the policy on Tenant's personal property shall be used for the repair and replacement of such items. Landlord shall have no interest in the insurance proceeds on Tenant's personal property r inventory. Any dispute between the parties regarding the value of such portion of tenant improvements shall be resolved by arbitration.

               18.2.5.   Machinery insurance including the HVAC equipment.

     18.3. DEDUCTIBLES. Tenant shall be liable for any deductible amounts under any insurance policies required to be maintained pursuant to this Lease.

     18.4.     CERTIFICATES.  Tenant shall deliver to Landlord, at least ten
               (10) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage, together with satisfactory evidence of payment of the premium thereon, with limits not less than those specified above. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that no less than thirty (30) days' prior written notice shall be given Landlord in the event of cancellation or material alteration of the coverages evidenced by such certificates.

     18.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

                                                                    CONFIDENTIAL

19.  DAMAGE OR DESTRUCTION.

     19.1. INSURED DAMAGE. If the Premises are partially or completely damaged or destroyed, and if such peril is covered by insurance carried under the terms of this Lease, then Landlord shall promptly and diligently repair and restore the Premises to the same condition they were in immediately before such partial or complete damage or destruction, subject to such modifications as may be required by applicable law, code or ordinance. Tenant shall replace or restore any of its personal property which is damaged or destroyed and shall be entitled to receive proceeds of insurance equal to the replacement cost. Rent shall abate for the period and to the extent that the Premises are rendered untenantable by reason of the damage or destruction.

     19.2. UNINSURED DAMAGE. If the Premises are partially or completely damaged or destroyed, and if such peril is not covered by any insurance required to be maintained under this Lease, then the obligation to reconstruct the Premises hereunder shall be governed by this subparagraph.

               19.2.1. If the uninsured damage or destruction is proximately caused by the willful act or negligence of Tenant or Tenant's employees, agents, visitors, invitees, or contractors, then Tenant shall pay to Landlord, within thirty (30) days of written notice, the amount determined by Landlord as necessary to reconstruct the Premises to the same condition as they were in immediately prior to such damage or destruction. Upon receipt of the amount set forth above, Landlord shall commence and diligently pursue to completion reconstruction of the Premises to the same condition they were in immediately prior to such damage or destruction, subject to such modifications as may be required by applicable law, code or ordinance. If the cost of actual reconstruction is less than the amount estimated by Landlord in its notice(s) to Tenant, Landlord shall promptly refund such excess funds to Tenant, with interest. If the uninsured damage or destruction is proximately caused by the willful acts or negligence of Landlord, Landlord's employees, agents, visitors, invitees, or contractors, then Landlord shall promptly commence and diligently pursue to completion, at Landlord's sole expense, reconstruction of the Premises to the same condition they were in immediately before such damage or destruction, subject to such modifications as may be required by applicable law, code, or ordinance. Rent shall abate for the period and to the extent that the Premises are rendered untenantable by reason of such damage or destruction.

               19.2.2. If the uninsured damage or destruction is proximately caused by causes other than the willful act or negligence of Landlord or Tenant; or Landlord's or Tenant's employees, agents, visitors, invitees, or contractors, then Tenant shall have the option, exercisable in writing

                                                                    CONFIDENTIAL

                         within ninety (90) days of such damage or destruction, to pay the cost of any reconstruction. If Tenant elects not to pay the cost of reconstruction, Landlord shall have until ninety (90) days from the date of such damage or destruction to elect to pay the cost of such reconstruction. During the election periods set forth above, this Lease shall continue in full force and effect; provided, however, that rent shall abate to the extent that the Premises are rendered untenantable. If neither party elects to pay the costs of the reconstruction, this Lease shall terminate.

                         19.2.2.1. If Tenant elects to pay the cost of any
                                   reconstruction, Tenant shall deposit with
                                   Landlord, within ninety (90) days of the date of such damage or destruction, the estimated cost of such reconstruction. Thereafter, Landlord shall commence, and diligently pursue to completion reconstruction of the Premises to the same condition they were in immediately prior to such damage or destruction, subject to such modifications as may be required by any applicable law, code, or ordinance.

                         19.2.2.2. If Landlord elects to pay the cost of any
                                   reconstruction, Landlord shall immediately commence and diligently pursue to completion reconstruction of the Premises to the same condition they were in immediately prior to such damage or destruction, subject to such modifications as may be required by any applicable law, code, or ordinance.

                         19.2.2.3. Rent shall abate during any reconstruction to
                                   the extent that the Premises are rendered untenantable.

     19.3. RIGHT TO TERMINATE. Notwithstanding any other provision in this Lease to the contrary, either Landlord or Tenant shall have the right to terminate this Lease in the event any of the following events occurs:

               19.3.1. The Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers;

               19.3.2. The replacement or repair thereof cannot be completed within one hundred thirty-five (135) days of the damage or or destruction;

               19.3.3. The Premises cannot be replaced or restored except in a substantially different structural and functional form than existed before the damage or destruction; or

               19.3.4. The existing laws, code or ordinances do not permit the use of the Premises in all respects as required for the conduct of Tenant's business.

                                                                    CONFIDENTIAL

               19.3.5.   The damage or destruction occurs within the last twelve
                         (12) months of the Term.

     If either party elects to terminate this Lease, the electing party shall give the other party written notice of its election to terminate within sixty
(60) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date of such notice. All insurance proceeds, excluding proceeds for trade fixtures, equipment inventory and other personal property of Tenant, and excluding proceeds for moving expenses or other costs incurred by Tenant and specifically itemized and reimbursed to Tenant under such insurance, shall be disbursed and paid to Landlord.

     19.4. TENANT'S PARAMOUNT PURCHASE OPTION RIGHT. Notwithstanding any terms set forth in this section to the contrary, Tenant's purchase option right described in Section 14 shall remain in full force and effect and, should Tenant elect to exercise said right following any such destruction or damage and before the reconstruction of the Premises, Tenant shall keep all insurance proceeds resulting from the destruction and damage.

20.  CONDEMNATION.

     20.1. TOTAL TAKING - TERMINATION. If title to all of the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken.

     20.2. PARTIAL TAKING. If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Rent and other sums payable hereunder shall be reduced in the same proportion that the area of the portion of the Premises so taken bears to the original area of the Premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete and functional architectural unit. Rent and other sums payable hereunder shall be temporarily abated during such restoration proportionately in the degree to which Tenant's use of the Premises is impaired. Each party hereby waives any applicable provisions of law allowing either party to terminate this Lease in the event of a partial taking of the Premises.

     20.3.     ALLOCATION OF AWARD.

               20.3.1. LANDLORD'S RIGHT TO AWARD. Except as otherwise provided herein in connection with a taking:

                                                                    CONFIDENTIAL

               20.3.1.1. Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise ("Award"); and

               20.3.1.2. Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award.

               20.3.1.3. TENANT'S RIGHT TO COMPENSATION.  Despite subsection
                         20.3.1, Tenant shall have the right to make a separate claim in the condemnation proceeding for:

                         20.3.1.3.1. The taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Term and that Tenant elects not to remove;

                         20.3.1.3.2. Reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if condemnor approves of the removal);

                         20.3.1.3.3.    Loss of goodwill;

                         20.3.1.3.4.    Relocation costs for Tenant's business;

                         20.3.1.3.5. Any other amount in addition to the foregoing that does not reduce the amount of the Award payable to Landlord.

     Tenant shall have the right to negotiate directly with condemnor for the recovery of the portion of the Award that Tenant is entitled to under this Subsection 20.3.2.

     20.4. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. For the purpose of this subsection, a temporary taking shall be deemed to have occurred only in the event there is a taking for any period less than the remaining Term of this Lease. Any award made by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this subparagraph.

21.  ASSIGNMENT AND SUBLETTING.

                                                                    CONFIDENTIAL

     21.1. SUBLETTING. Tenant shall not sublet more than thirty-three and a third percent (33 1/3%) of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not be relieved of any of its duties or obligations under this Lease by reason of any subletting and shall be entitled to receive all rent or other consideration paid by any subtenant.

     21.2. ASSIGNMENT. Tenant shall not assign this Lease without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may assign this Lease and all of its rights hereunder and to the Premises without the prior written consent of Landlord to any parent, subsidiary, affiliate or successor in interest of Tenant so long as Tenant remains financially responsible.

22.  DEFAULT.

     22.1. TENANT'S DEFAULT. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur:

          22.1.1. If Tenant shall have failed to pay Rent or any other sum required to be paid hereunder within twenty (20) days after receipt of written notice from Landlord that payment is past due; provided, however, that Tenant may cure said default at any time prior to a termination of this Lease by Landlord by paying all Rent and other expenses or charges then due together with interest through the date of payment; or

          22.1.2. If Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it has commenced such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

          22.1.3. If Tenant shall have assigned its assets for the benefit of its creditors pursuant to any proceeding under the United States Bankruptcy Code; or

          22.1.4. If the sequestration or attachment of or execution on any material part of Tenant's personal property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of such personal property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

                                                                    CONFIDENTIAL

          22.1.5. If a court shall have made or entered any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty
                    (60) days; or

     22.2. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within ten (10) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than ten (10) days are required for its performance, then Landlord shall be deemed to be in default if it fails to commence such performance within such ten (10) day period and thereafter diligently prosecutes the same to completion.

23.  SUBORDINATION.

     23.1. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any mortgage or deed of trust covering the Premises which does not in the reasonable judgment of Tenant impair Tenant's rights and benefits under its option to purchase the Premises set forth in Section 14 hereof provided Landlord first obtains from the lender a written agreement that provides that in the event of a foreclosure or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights and possession of Tenant thereunder be disturbed if Tenant shall not then be in default in the payment of rent, and Tenant shall attorn to the purchaser at such foreclosure, sale or other action or proceeding.

24. NOTICES. Unless otherwise specifically permitted by this Lease, all notices or other communications required or permitted under this lease shall be in writing, and shall be personally delivered or sent by facsimile transmission with hard copy to follow by mail, by overnight receipted courier (such as Federal Express), or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received:
     (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if sent by overnight courier, one
     (1) business day after delivery to such courier, (iii) if mailed in accordance with the provisions of this Section, four (4) business days after the date placed in the United States mail, (iv) if mailed other than in accordance with the provisions of this Section or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice, or (v) if transmitted by facsimile, upon telephonic or automatic confirmation of receipt. Notices shall be given at the following addresses:


               IF TO LANDLORD:          Pizzuti Equities, Inc.

                                                                    CONFIDENTIAL

                              250 East Broad Street, Suite 1900
                              Columbus, Ohio   43215

               with copy to:  Richard Daley

          IF TO TENANT:       Valley Record Distributors, Inc.
                              1280 Santa Anita Court
                              Woodland California  95776

               with copy to:  Chief Financial Officer in Woodland, California
                              and
                              Director of Operations in Louisville, Kentucky

25. ATTORNEYS' FEES. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due, to terminate the tenancy of the Premises, or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

26. ESTOPPEL CERTIFICATES. Within seven (7) days following written request by either Landlord or Tenant, the requested party shall execute and deliver to the requesting party any documents, including estoppel certificates, in the form prepared by the requesting party (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to the requested party's knowledge, any uncured defaults on the part of the requesting party, or, if there are uncured defaults on the part of the requesting party, stating the nature of such uncured defaults, (c) evidencing the status of the Lease; and (d) acknowledging any other fact as may reasonably be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises, a lender making a loan to Tenant to be secured by a collateral assignment of this Lease, or a sublessee or assignee of Tenant, or as may be reasonably requested by Tenant in connection with any disclosures required pursuant to state or federal securities laws.

          If either party fails to so deliver a requested estoppel certificate within the prescribed time, such failure shall constitute an irrevocable appointment of the other party as its attorney-in-fact to act in its name, place and stead to execute such estoppel certificate, such appointment being coupled with an interest.

27. BROKERS. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that they know of no real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend,

                                                                    CONFIDENTIAL

     and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorneys' fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker; provided, however, that both parties acknowledge that a broker is involved in the Land Sale and Option Agreement. The terms of this subsection shall survive the expiration or earlier termination of this Lease.

28.  ARBITRATION OF DISPUTES

     28.1. WHEN ARBITRATION IS REQUIRED. Any dispute between Landlord and Tenant (other than disputes solely concerning the payment of rent) shall be settled by arbitration in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof.

     28.2. RULES AND PROCEDURES. The following provisions shall apply to any arbitration conducted hereunder:

               28.2.1. Before either party initiates an arbitration hereunder, such party shall request in writing a meeting with a designated representative of the other party, to occur within ten (10) business days after the giving of such notice, at the place of business of the initiating party or such other place as the parties may agree, for the purpose of attempting to resolve the dispute without arbitration. If the other party refuses to meet or if the dispute cannot be settled at the meeting, the initiating party may, after the expiration of the aforesaid ten (10) day period, commence an arbitration hereunder.

               28.2.2. The arbitrator or arbitrators may not change any of the terms of this Lease or deprive any party to this Lease of any right or remedy expressly or impliedly reserved in this Lease.

               28.2.3. There shall be no right of discovery except by stipulation of the parties or pursuant to the discretion of the arbitrator upon petition by either of the parties.

               28.2.4. The costs of the proceeding shall be borne equally between the parties; provided, however, that such costs, including attorneys' fees, shall be subject to award, in whole or in part, by the arbitrator, in the arbitrator's discretion, to the prevailing party. Unless the arbitrator so awards attorneys' fees, each party shall be responsible for its own attorneys' fees.

               28.2.5. To the extent possible, the arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays, and holidays, until the completion of the case.

                                                                    CONFIDENTIAL

               28.2.6. Any party shall have the right to join any third parties in such proceedings in order to resolve any other similar disputes, the facts of which are related to the matters submitted for arbitration hereunder.

29.  GENERAL.

     29.1. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     29.2. EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

     29.3. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

     29.4. SEVERABILITY. In case any one or more of the provisions contained herein, except for the payment of Rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     29.4. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of Kentucky.

     29.6. GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

     29.7. BINDING EFFECT. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

     29.8. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     29.9. AUTHORITY. Each individual executing this Lease on behalf of an entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms.

     29.10. EXHIBITS. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

                                                                    CONFIDENTIAL

          29.11. REASONABLENESS. Except as specifically proved elsewhere in this Lease, whenever the consent or approval of either party hereto is required, such consent or approval shall not be unreasonably withheld or delayed, and whenever this Lease grants to either party hereto the right to take action, exercise discretion, make a judgment or other determination, or request or require documents or other items or information, such party shall act reasonably and in good faith. Any costs, expenses, fees or charges incurred by one party hereto and to be paid by the other party shall be limited in type and amount to those reasonably incurred.

          29.12. PAYMENT UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions of the Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of the Lease with interest thereon at the Interest Rate from the date of payment through the date of recovery.

     THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.



LANDLORD:                      TENANT:




By:    /s/ Richard C. Daley    By:     /s/Robert R. Cain
       -------------------             -----------------------
Name:  Richard C. Daley        Name:   ROBERT R. CAIN
       -------------------             -----------------------
Title: VP                      Title:  PRESIDENT
       -------------------             -----------------------
Dated: 9/25/97                 Dated:  Sept. 22. 1997
       -------------------             -----------------------